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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 1, 2006
                        (Date of earliest event reported)

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     000-51910                  22-3720962
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


  55 Madison Avenue, Suite 300, Morristown, New Jersey         07960
        (Address of principal executive offices)            (Zip Code)


                                  973-290-0080
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                               TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index





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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 1, 2006, Christie/AIX, Inc. ("C/AIX"), an indirectly wholly-owned subsidiary of Access Integrated Technologies, Inc. (the "Company"), entered into a definitive credit agreement (the "Credit Agreement") with General Electric Capital Corporation, as administrative agent and collateral agent for the lenders party thereto (the "Administrative Agent"), and the lenders party thereto. Pursuant to the Credit Agreement, at any time prior to August 1, 2008, C/AIX may draw up to $217,000,000 in the form of a senior secured term loan (the "Credit Facility"), in multiple borrowings. The proceeds of the Credit Facility will be used (i) to fund up to 70% of the aggregate purchase price, including, all costs, fees or other expenses associated with the purchase acquisition, receipt, delivery, construction and installation, of the digital cinema systems installed in theater locations for which C/AIX and theater owners have executed master license agreements and (ii) to pay transaction fees and expenses related to the Credit Facility, and for certain other specified purposes.

Each of the borrowings by C/AIX will bear interest, at the option of C/AIX and subject to certain conditions, based on the bank prime loan rate or the Eurodollar rate, plus a margin ranging from 2.75% to 4.50%, depending on, among other things, the type of rate chosen, the amount of equity contributed into C/AIX and the total debt of C/AIX. Generally, the higher the ratio of contributed equity to debt, the lower the applicable margin.

Under the Credit Agreement, C/AIX must pay interest only through July 31, 2008. Beginning August 31, 2008, in addition to the interest payments, C/AIX must repay approximately 72% of the principal amount of the borrowings over a five-year period and a balloon payment of the balance of the principal amount on the maturity date. C/AIX must pay the principal amount of all borrowings, together with all unpaid interest on such borrowings and any fees incurred by C/AIX pursuant to the Credit Agreement, by August 1, 2013.

In addition, C/AIX may prepay loans under the Credit Agreement in whole or in part, after July 31, 2007, subject to paying certain breakage costs, if applicable. If prepayment is made before August 1, 2010, C/AIX will also incur certain prepayment penalties.

The Credit Agreement also requires the Credit Facility to be guaranteed by each of C/AIX's existing and future direct and indirect domestic subsidiaries (the "Guarantors") and secured by a first priority perfected security interest on all of the collective assets of C/AIX and the Guarantors, including real estate owned or leased, and all capital stock or other equity interests in C/AIX and its subsidiaries, subject to specified exceptions. In connection with the Credit Agreement, Access Digital Media, Inc. ("ADM"), a wholly-owned subsidiary of the Company, entered into a pledge agreement pursuant to which ADM pledged to the Administrative Agent all of the outstanding shares of common stock of C/AIX.

The Credit Agreement contains customary representations, warranties, affirmative covenants, negative covenants and events of default, as well as conditions to borrowings.

The foregoing descriptions of the Credit Agreement and related agreements do not purport to be complete and are qualified in their entirety by reference to such agreements, which will be filed in accordance with SEC rules and regulations.

ITEM 8.01.   OTHER EVENTS

On August 1, 2006,  the  Company  issued the press  release  attached  hereto as
Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.




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         (c) EXHIBITS.

          99.1 Access Integrated Technologies, Inc. press release, dated August 1, 2006.





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SIGNATURE


Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of August 1, 2006


                                By:     /s/ Gary S. Loffredo
                                        ----------------------------------------
                                Name:   Gary S. Loffredo
                                Title:  Senior Vice President--Business Affairs,
                                        General Counsel and Secretary






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                                  EXHIBIT INDEX


99.1 Access Integrated Technologies, Inc. press release, dated August 1, 2006.






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